                                     POWER OF ATTORNEY

     KNOW  ALL MEN BY THESE  PRESENTS,  that the  undersigned,  constitutes  and appoints Phillip S. Gillespie, Mitchell J. Lindauer and Kathleen T. Ives each as my true and lawful  attorney-in-fact  and agent, with full power of substitution and  resubstitution,  for me and in my  capacity  as a  Trustee/Director  and/or
Officer of Oppenheimer  Absolute Return Fund,  Oppenheimer  AMT-Free Municipals,
Oppenheimer AMT-Free New York Municipals, Oppenheimer Balanced Fund, Oppenheimer
Baring  China  Fund,  Oppenheimer  Baring  Japan  Fund,  Oppenheimer  Baring SMA
International Fund,  Oppenheimer  California Municipal Fund, Oppenheimer Capital
Appreciation Fund,  Oppenheimer  Developing Markets Fund,  Oppenheimer Discovery
Fund,  Oppenheimer  Dividend  Growth  Fund,  Oppenheimer  Emerging  Growth Fund,
Oppenheimer Emerging Technologies Fund, Oppenheimer Enterprise Fund, Oppenheimer
Global Fund,  Oppenheimer Global  Opportunities  Fund,  Oppenheimer Global Value
Fund,  Oppenheimer Gold &  Special Minerals Fund,  Oppenheimer  Growth Fund,
Oppenheimer   Institutional   Money  Market  Fund,   Oppenheimer   International
Diversified   Fund,   Oppenheimer   International   Growth   Fund,   Oppenheimer
International  Small  Company  Fund,   Oppenheimer   International  Value  Fund,
Oppenheimer  Limited Term California  Municipal Fund,  Oppenheimer  Money Market
Fund,  Inc.,  Oppenheimer  Multi-State  Municipal Trust (on behalf of its series
Oppenheimer New Jersey Municipal Fund,  Oppenheimer  Pennsylvania Municipal Fund
and Oppenheimer Rochester National Municipals), Oppenheimer Portfolio Series (on
behalf of its series Active Allocation Fund, Equity Investor Fund,  Conservative
Investor  Fund and  Moderate  Investor  Fund),  Oppenheimer  Real  Estate  Fund,
Oppenheimer  Rochester Arizona Municipal Fund,  Oppenheimer  Rochester  Maryland
Municipal Fund, Oppenheimer Rochester  Massachusetts Municipal Fund, Oppenheimer
Rochester Michigan Municipal Fund,  Oppenheimer  Rochester  Minnesota  Municipal
Fund, Oppenheimer Rochester North Carolina Municipal Fund, Oppenheimer Rochester
Ohio Municipal Fund,  Oppenheimer Rochester Virginia Municipal Fund, Oppenheimer
Select  Value  Fund,  Oppenheimer  Series  Fund,  Inc.  (on behalf of its series
Oppenheimer  Value  Fund),  Oppenheimer  SMA Core  Bond  Fund,  Oppenheimer  SMA
International  Bond  Fund,   Oppenheimer   Transition  2010  Fund,   Oppenheimer
Transition 2015 Fund,  Oppenheimer  Transition 2020 Fund, Oppenheimer Transition
2030 Fund,  Oppenheimer  Tremont  Market Neutral Fund LLC,  Oppenheimer  Tremont
Opportunity Fund LLC, OFI Tremont Core Strategies Hedge Fund, OFI Tremont Market
Neutral Hedge Fund and Oppenheimer U.S.  Government  Trust, to sign on my behalf any and all Registration Statements (including any post-effective  amendments to
Registration  Statements) under the Securities Act of 1933, as amended,  and the
Investment  Company Act of 1940, as amended,  and any amendments and supplements thereto,  and any  proxy  statements,  Forms 3, 4 and 5, or other  documents  in connection therewith, and to file the same, with all exhibits thereto, and other documents  in  connection  therewith,  with the  U.S.  Securities  and  Exchange
Commission,  granting unto said  attorneys-in-fact and agents, and each of them, full  power  and  authority  to do and  perform  each and  every  act and  thing requisite and necessary to be done in and about the premises, as fully as to all intents and  purposes  as I might or could do in person,  hereby  ratifying  and confirming  all that said  attorneys-in-fact  and agents,  and each of them, may lawfully do or cause to be done by virtue hereof.

Dated this 16th day of August 2007.

/s/ David K. Downes                               /s/ John V. Murphy
David K. Downes                                   John V. Murphy

/s/ Matthew P. Fink                               /s/ Russell S. Reynolds, Jr.
Matthew P. Fink                                   Russell S. Reynolds, Jr.

/s/ Robert G. Galli                               /s/ Joseph M. Wikler
Robert G. Galli                                   Joseph M. Wikler

/s/ Phillip A. Griffiths                          /s/ Peter I. Wold
Phillip A. Griffiths                              Peter I. Wold

/s/ Mary F. Miller                                /s/ Brian F. Wruble
Mary F. Miller                                    Brian F. Wruble

/s/ Joel W. Motley                                /s/ Brian Wixted
Joel W. Motley                                    Brian Wixted

Witness:      /s/ Phillip S. Gillespie
              Phillip S. Gillespie, Assistant Secretary